UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.700% Notes due 2022	FDX 22B	New York Stock Exchange
1.000% Notes due 2023	FDX 23A	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 2. FINANCIAL INFORMATION.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 19, 2021, Federal Express Corporation (“FedEx Express”), a subsidiary of FedEx Corporation (“FedEx”), announced a workforce reduction plan in Europe as it nears the completion of the network integration of TNT Express. A copy of the press release issued by FedEx Express on January 19, 2021 announcing the plan is attached as Exhibit 99.1 and incorporated herein by reference. The execution of the plan is subject to a consultation process that will occur over an 18-month period in accordance with local country processes and regulations. The plan will impact between 5,500 and 6,300 employees in Europe across operational teams and back-office functions.

We expect the pre-tax cost of the severance benefits to be provided under the plan to range from $300 million to $575 million in cash expenditures. These charges are expected to be incurred through fiscal 2023 and will be classified as business realignment expenses. We expect savings from the plan to be between $275 million and $350 million on an annualized basis beginning in fiscal 2024. The actual amount and timing of cost savings resulting from the workforce reduction plan are dependent on local country consultation processes and regulations and negotiated social plans and may differ from our current expectations and estimates.

FORWARD-LOOKING STATEMENTS.

Certain statements in this Current Report on Form 8-K, such as statements relating to FedEx’s and FedEx Express’s estimates of pre-tax cash expenditures and savings as a result of the workforce reduction plan and the timeline for completion, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expected,” “anticipated,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of FedEx Express to receive works council approvals, the disruption of ongoing business, our ability to successfully integrate the FedEx Express and TNT networks in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses, and other factors which can be found in FedEx’s and FedEx Express’s press releases and FedEx’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx and FedEx Express do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated January 19, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: January 19, 2021	By:	/s/ John L. Merino
John L. Merino
Corporate Vice President and
Principal Accounting Officer